Exhibit 99.1
NEWS RELEASE

NCI BUILDING SYSTEMS ANNOUNCES REDEMPTION NOTICE FOR
SENIOR NOTES CONDITIONED UPON REFINANCING

HOUSTON, TX - January 19, 2018 - NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today announced that it has delivered a conditional notice of redemption (the “Notice”) to the trustee of the outstanding 8.25% senior notes due 2023 (the “Notes”) issued by the Company. The Notice calls for the redemption of the $250 million aggregate principal amount of the Notes and is conditioned on the completion by the Company of refinancing transactions, which are expected to include a new first lien term loan facility and a new ABL facility, which together will refinance the Notes, the Company’s existing term loan facility and the Company’s existing ABL Facility (collectively, the “Refinancing Transactions”). The redemption price for the Notes is 106.188% of the principal amount redeemed, which amount is equal to $1,061.88 per $1,000.00 principal amount, plus accrued and unpaid interest to the redemption date, in accordance with the provisions of the indenture governing the Notes.
There can be no assurance that the Refinancing Transactions will be completed as contemplated or at all. In the event the Refinancing Transactions are not completed as contemplated, the Notes will not be redeemed and the Company will continue to comply with the indenture governing the Notes.
Additional information concerning the terms and conditions of the redemption are fully described in the Notice distributed to holders of the Notes. Beneficial holders with any questions about the redemption should contact their respective brokerage firm or financial institution.
This press release is for informational purposes only and shall not constitute an offer to purchase the Notes or any other securities.
About NCI Building Systems
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers and marketers of metal products for the nonresidential construction industry. NCI is comprised of a family of companies operating manufacturing facilities located in the United States, Mexico, Canada and China, with additional sales and distribution offices throughout the United States and Canada.
Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785
Forward Looking Statements
This press release forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “plan,” “intend,” “foresee,” “guidance,” “potential,” “expect,” “should,” “will” “continue,” “could,” “estimate,” “forecast,” “goal,” “may,” “objective,” “predict,” “projection,” or similar expressions are intended to identify forward-looking statements in this press release. These forward-looking statements reflect the Company’s current expectations and/or beliefs concerning future events, including the Refinancing Transactions. The forward-looking statements in this press release are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, our ability to refinance our existing debt, including the 8.25% senior notes due 2023; industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; substantial indebtedness and our ability to incur substantially more indebtedness; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; costs related to maintenance or replacement of our ERP system; our ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; our ability to carry out our restructuring plans and to fully realize the expected cost savings; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company's stock price; dilutive effect on the Company's common stockholders of potential future sales of the Company's common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd-Frank Act; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended October 29, 2017, which identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.